EZCORP Reports Third Quarter Fiscal Year 2020 Results
Austin, Texas (August 4, 2020) — EZCORP, Inc. (NASDAQ: EZPW) today announced results for its fiscal third quarter ended June 30, 2020.

All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
HIGHLIGHTS FOR THIRD QUARTER OF FISCAL 2020

•
Total revenues grew 4% in the quarter to $210.2 million. Retail sales grew 31% to $136.5 million, driven primarily by strong demand for merchandise for working and schooling from home. Net revenues declined 12% driven by a 34% reduction in pawn service (PSC) revenue, partially offset by a 33% increase in merchandise sales gross profit.

•	Operations expenses declined by 3% to $83.8 million while total store count grew by 2%.

•
Loss before taxes was $10.2 million, compared to profit before taxes of $3.5 million in the prior-year quarter. On an adjusted basis[1], loss before taxes was $3.5 million, compared to profit before taxes of $13.6 million in the prior-year quarter. Diluted loss per share was $0.10, compared to diluted earnings per share of $0.06 in the prior-year quarter. On an adjusted basis, diluted loss per share was $0.01, compared to diluted earnings per share of $0.16.

•
Pawn loan volume was reduced during the quarter by emergency stimulus payment actions in the U.S. and restrictions on customer movements and localized store closure orders in Latin America. Pawn loans outstanding (PLO) decreased 40% to $113.3 million (down 39% to $116.8 million on a constant currency basis), which led to a 34% reduction in PSC revenue to $52.5 million (down 31% to $54.4 million on a constant currency basis).

•
Net inventory of $123.1 million ($127.1 million on a constant currency basis) decreased 30%, reflecting annualized inventory turnover of 2.9x. Sales margin of 33% increased 40bps despite a $2.2 million adjustment to merchandise cost of goods sold due to looting at 30 stores during riots in the U.S.

•
Cash and cash equivalents increased to $311 million as of June 30, 2020, an increase of over $100 million compared to the prior quarter. The decline in new pawn loan originations and increased merchandise and scrap sales all benefited the cash position.

•
Following a review of strategic alternatives for the non-core CashMax business in Canada, the Company has decided to close the remaining 22 stores. The shutdown of the business and related operations will be substantially completed during the fourth quarter of fiscal 2020 and will result in charges of approximately $8.0 - $10.0 million.

CEO COMMENTARY AND OUTLOOK
Chief Executive Officer Jason Kulas stated: “Our results for the fiscal third quarter were highlighted by ongoing revenue growth driven by strong retail sales. As a result of stimulus payments and extended unemployment and forbearance benefits, our customers’ needs for cash were lower in the quarter, driving declines in PLO and PSC.  While sales gross profit margins were strong, the tradeoff in higher-margin pawn service charges for lower-margin merchandise sales negatively impacted EBITDA and EPS in the quarter.
“In these uncertain times, we are focused on the safety of our team members and customers and on our continued financial strength. Our cash balance grew by over $100 million to $311 million from the second quarter, positioning us to meet our customers’ short-term needs for cash as loan demand rebounds.  In addition, our team is focused on increasing the efficiency of our operations, with significant expense reductions planned for fiscal year 2021. These efforts are expected to add an even greater level of resiliency to our business through the current environment and future economic cycles.
“In addition to optimizing our cost structure to maximize profitability and better align with near-term PLO trends, we are focused on creating long-term shareholder value by strengthening our core business operations and continuing to innovate and grow.  Our optimization of pricing, lending and transactional efficiencies, and the modernization of our IT and data assets, will drive more consistent profitability. Our efforts to give customers more convenient choices, both in-store and through our Lana platform, will result in a superior customer experience, and our continued de novo store growth will give us the opportunity to expand our platform.
“Looking ahead, while it will take time for PLO and PSC to rebuild, we remain confident that demand for pawn loans will accelerate, thereby driving higher revenue growth and increased earnings power, particularly as we increasingly rationalize expenses and invest in value-added initiatives.”
CONSOLIDATED RESULTS

Three Months Ended June 30
in millions, except per share amounts

	As Reported		Adjusted[1]
	2020	2019	2020	2019

Total Revenues	$210.2	$202.5	$216.5	$207.0
Net Revenues	$102.2	$115.9	$107.4	$120.4
(Loss) Income from Continuing Operations, Before Tax	$(10.2)	$3.5	$(3.5)	$13.6
Net (Loss) Income from Continuing Operations	$(5.5)	$3.4	$(0.7)	$8.8
Diluted Earnings Per Share from Continuing Operations	$(0.10)	$0.06	$(0.01)	$0.16
Adjusted EBITDA[1]	$2.2	$17.4	$5.7	$21.9

•	Total revenues grew 4% to $210.2 million. PSC was down 34% to $52.5 million largely reflecting lower average PLO for the quarter, a result of a lower pawn loan demand during the quarter.

•	Merchandise sales grew 31% and scrap sales were up 11%. Merchandise sales were particularly strong in consumer electronics, while scrap sales benefited from higher gold prices.

•	Net revenues were down 12% at $102.2 million. Consolidated merchandise sales gross profit increased 33% to $44.7 million, with a 31% increase in merchandise sales.

•
Consolidated operations expenses decreased 3%. Total store count increased 2%, consisting of a net 23 stores acquired or opened since the end of the prior-year quarter. Administrative expense increased 7% to $14.7 million.

•
Gross interest expense decreased $4.5 million reflecting the June 2019 repayment of $195.0 million of cash convertible debt. Gross interest income decreased $2.5 million due to collections on notes receivable since the prior-year period.

•
Third quarter fiscal 2020 results include a loss of $1.8 million in inventory, $0.4 million in loan restitution losses and $0.2 million in property, plant and equipment due to lootings that occurred in 30 of our U.S. stores during riots in late May and early June.

SEGMENT RESULTS
U.S. Pawn

•	Total revenue was up 12% reflecting 39% growth in merchandise sales.

•	PSC was down 30%, largely reflecting lower average PLO for the quarter as a result of lower loan demand and increased loan redemptions believed to be related to federal economic stimulus.

•
Merchandise margins of 35% remain within our targeted range. When excluding losses from looting of $2.2 million from merchandise cost of goods sold, margins were unchanged at 37%. Aged general merchandise inventory improved to 4.9% from 6.3% in the prior year. Jewelry scrapping gross profit increased 86%, with related margins up 900bps to 25% on higher gold prices.

•	Segment contribution decreased $7.1 million to $16.6 million, the result of a $17.6 million reduction in PSC partially offset by increased merchandise sales and scrap sales gross profit.

Latin America Pawn

•
Merchandise sales grew 1%, to $20.3 million (20% to $24.0 million on a constant currency basis). Merchandise gross sales margins were 21% while aged general merchandise inventory increased to 18.5% of total general merchandise inventory, both the result of a more challenging environment in our Latin America countries, as well as store closures, limited operating hours and restrictions on mobility in GPMX.

•
Net revenues decreased 33% to $15.5 million (down 21% to $18.4 million on a constant currency basis) largely reflecting lower PSC due in part to COVID-19 related store closures, reduced public transportation and curfews imposed in some Latin America countries.

•
PSC decreased 44% to $11.4 million (down 35% to $13.3 million on a constant currency basis) as a result of lower average PLO for the quarter and a lower yield on pawn loans, reflecting our commitment to work with customers by negotiating reduced interest payments on a case-by-case basis.

•	Operations expense was tightly managed, down 18% to $15.0 million.

•	Latin America Pawn added three de novo stores in the quarter. New store openings typically pressure earnings in the short term as they ramp up but drive higher profitability over time.

•
Segment loss for the quarter was $0.7 million ($0.4 million on a constant currency basis), compared to a contribution of $2.1 million in the prior year quarter, primarily reflecting lower PSC revenues.

•	Over 99% of stores in Latin America are currently open. More specifically:

◦
Mexico (367 stores) — Excluding short-term closings due to regulatory decree or safety protocols, stores in Mexico were generally open most of the quarter. However, retail sales in all stores were prohibited by regulators during the last three weeks of May. During the quarter, one de novo store was opened.

◦
Guatemala (85 stores) — Regulators imposed country-wide lock-downs on many weekends, 39 mall-based locations were closed for extended periods (5 of which have been closed since March 17), and certain restrictions prohibited stores to be open after 5:00 pm. Two de novo stores opened during quarter.

◦	El Salvador (17 stores) — Stores were closed as part of a broad government-imposed lock-down from late March through mid-June when all stores opened.

◦	Honduras (16 stores) — Honduras was on lock- down during the last half of March. We were able to reopen five stores on March 26 and another eleven stores on April 11.

◦	Peru (11 stores) — Starting the second week of March through mid-May, all stores were closed. We were able to reopen six stores on May 15 and five more stores on June 20.
CONFERENCE CALL
EZCORP will host a conference call on Wednesday, August 5, 2020, at 7:00 am Central Time to discuss fiscal third quarter results. Analysts and institutional investors may participate on the conference call by dialing (833) 579-0921, Conference ID: 4162018, or internationally by dialing (778) 560-2579. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP has grown into a leading provider of pawn loans in the United States and Latin America. We also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW and is a member of the Russell 2000 Index, S&P 1000 Index and Nasdaq Composite Index.

FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with the COVID-19 pandemic. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220

1Adjusted basis, which is a non-GAAP measure, excludes certain items.“Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$136,537	$103,902	$393,095	$346,186
Jewelry scrapping sales	20,303	18,212	41,709	37,873
Pawn service charges	52,460	78,980	217,407	244,298
Other revenues	933	1,371	3,740	4,533
Total revenues	210,233	202,465	655,951	632,890
Merchandise cost of goods sold	91,859	70,271	261,711	225,183
Jewelry scrapping cost of goods sold	16,158	15,765	33,529	32,648
Other cost of revenues	32	576	1,093	1,467
Net revenues	102,184	115,853	359,618	373,592
Operating expenses:
Operations	83,838	86,095	262,835	266,737
Administrative	14,688	13,685	46,797	41,814
Impairment of goodwill and intangible assets	—	—	47,060	—
Depreciation and amortization	7,679	7,254	23,174	21,114
Loss on sale or disposal of assets and other	255	24	1,260	3,643
Total operating expenses	106,460	107,058	381,126	333,308
Operating (loss) income	(4,276)	8,795	(21,508)	40,284
Interest expense	5,379	9,832	16,589	27,212
Interest income	(628)	(3,172)	(2,412)	(9,637)
Equity in net (income) loss of unconsolidated affiliates	1,183	(1,320)	5,896	(632)
Impairment of investment in unconsolidated affiliates	—	—	—	19,725
Other (income) expense	8	(4)	(282)	(121)
(Loss) income from continuing operations before income taxes	(10,218)	3,459	(41,299)	3,737
Income tax (benefit) expense	(4,751)	98	3,757	1,377
(Loss) income from continuing operations, net of tax	(5,467)	3,361	(45,056)	2,360
Loss from discontinued operations, net of tax	(20)	(203)	(67)	(404)
Net (loss) income	(5,487)	3,158	(45,123)	1,956
Net loss attributable to noncontrolling interest	—	—	—	(1,230)
Net (loss) income attributable to EZCORP, Inc.	$(5,487)	$3,158	$(45,123)	$3,186

Basic (loss) earnings per share attributable to EZCORP, Inc. — continuing operations	$(0.10)	$0.06	$(0.81)	$0.06
Diluted (loss) earnings per share attributable to EZCORP, Inc. — continuing operations	$(0.10)	$0.06	$(0.81)	$0.06

Weighted-average basic shares outstanding	55,068	55,445	55,395	55,306
Weighted-average diluted shares outstanding	55,231	55,487	55,483	55,327

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	June 30, 2020	June 30, 2019	September 30, 2019

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$311,130	$138,922	$157,567
Restricted cash	4,000	—	4,875
Pawn loans	113,290	190,299	199,058
Pawn service charges receivable, net	17,432	29,847	31,802
Inventory, net	123,112	175,802	179,355
Notes receivable, net	3,866	16,166	7,182
Prepaid expenses and other current assets	25,754	37,365	25,921
Total current assets	598,584	588,401	605,760
Investments in unconsolidated affiliates	29,483	30,922	34,516
Property and equipment, net	58,098	66,214	67,357
Lease right-of-use asset	204,591	—	—
Goodwill	257,326	300,700	300,527
Intangible assets, net	65,003	63,646	68,044
Notes receivable, net	1,140	10,912	1,117
Deferred tax asset, net	5,505	3,956	1,998
Other assets	4,572	4,472	4,383
Total assets	$1,224,302	$1,069,223	$1,083,702

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$268	$215	$214
Accounts payable, accrued expenses and other current liabilities	58,358	59,981	77,957
Customer layaway deposits	11,902	12,750	12,915
Lease liability	48,840	—	—
Total current liabilities	119,368	72,946	91,086
Long-term debt, net	247,618	235,449	238,380
Deferred tax liability, net	2,165	7,522	1,985
Lease liability	167,716	—	—
Other long-term liabilities	7,523	5,990	7,302
Total liabilities	544,390	321,907	338,753
Commitments and contingencies (Note 11)
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million; issued and outstanding: 52,097,590 as of June 30, 2020; 52,475,070 as of June 30, 2019; and 52,565,064 as of September 30, 2019	521	524	526
Class B Voting Common Stock, convertible, par value $.01 per share; shares authorized: 3 million; issued and outstanding: 2,970,171	30	30	30
Additional paid-in capital	408,601	404,880	407,628
Retained earnings	341,517	389,808	389,163
Accumulated other comprehensive loss	(70,757)	(47,926)	(52,398)
Total equity	679,912	747,316	744,949
Total liabilities and equity	$1,224,302	$1,069,223	$1,083,702

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended June 30,
	2020	2019

	(Unaudited)
	(in thousands)
Operating activities:
Net (loss) income	$(45,123)	$1,956
Adjustments to reconcile net (loss) income to net cash flows from operating activities:
Depreciation and amortization	23,174	21,114
Amortization of debt discount and deferred financing costs	9,814	16,613
Amortization of lease right-of-use asset	34,265	—
Accretion of notes receivable discount and deferred compensation fee	(688)	(3,788)
Deferred income taxes	(3,327)	5,003
Impairment of goodwill and intangible assets	47,060	—
Impairment of investment in unconsolidated affiliate	—	19,725
Other adjustments	2,128	1,875
Reserve on jewelry scrap receivable	—	3,646
Stock compensation expense	5,093	7,036
Equity in net loss (gain) from investment in unconsolidated affiliates	5,896	(632)
Changes in operating assets and liabilities, net of business acquisitions:
Service charges and fees receivable	14,076	1,301
Inventory	7,990	1,377
Prepaid expenses, other current assets and other assets	(3,348)	(4,194)
Accounts payable, accrued expenses and other liabilities	(40,450)	(1,477)
Customer layaway deposits	(709)	949
Income taxes	514	(5,527)
Net cash provided by operating activities	56,365	64,977
Investing activities:
Loans made	(442,752)	(542,512)
Loans repaid	321,718	328,079
Recovery of pawn loan principal through sale of forfeited collateral	248,290	211,979
Additions to property and equipment, net	(20,867)	(24,568)
Acquisitions, net of cash acquired	—	(8,116)
Principal collections on notes receivable	4,000	21,900
Net cash provided by (used in) investing activities	110,389	(13,238)
Financing activities:
Taxes paid related to net share settlement of equity awards	(1,458)	(3,288)
Payout of deferred consideration	(350)	—
Proceeds from borrowings, net of issuance costs	(106)	1,064
Payments on borrowings	(316)	(195,877)
Repurchase of common stock	(5,158)	—
Net cash used in financing activities	(7,388)	(198,101)
Effect of exchange rate changes on cash and cash equivalents and restricted cash	(6,678)	(294)
Net increase in cash, cash equivalents and restricted cash	152,688	(146,656)
Cash, cash equivalents and restricted cash at beginning of period	162,442	285,578
Cash, cash equivalents and restricted cash at end of period	$315,130	$138,922

Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$200,160	$221,940

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited and in thousands)

	Three Months Ended June 30, 2020
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$116,258	$20,279	$—	$—	$136,537	$—	$136,537
Jewelry scrapping sales	17,129	3,174	—	—	20,303	—	20,303
Pawn service charges	41,069	11,391	—	—	52,460	—	52,460
Other revenues	40	—	9	884	933	—	933
Total revenues	174,496	34,844	9	884	210,233	—	210,233
Merchandise cost of goods sold	75,838	16,021	—	—	91,859	—	91,859
Jewelry scrapping cost of goods sold	12,875	3,283	—	—	16,158	—	16,158
Other cost of revenues	—	32	—	—	32	—	32
Net revenues	85,783	15,508	9	884	102,184	—	102,184
Segment and corporate expenses (income):
Operations	66,243	15,041	1,497	1,057	83,838	—	83,838
Administrative	—	—	—	—	—	14,688	14,688
Depreciation and amortization	2,749	1,647	337	3	4,736	2,943	7,679
Loss (gain) on sale or disposal of assets and other	234	23	—	(20)	237	18	255
Interest expense	—	—	36	140	176	5,203	5,379
Interest income	—	(404)	—	—	(404)	(224)	(628)
Equity in net loss of unconsolidated affiliates	—	—	—	1,183	1,183	—	1,183
Impairment of goodwill and intangible assets	—	—	—	—	—	—	—
Other (income) expense	—	(61)	—	(5)	(66)	74	8
Segment contribution (loss)	$16,557	$(738)	$(1,861)	$(1,474)	$12,484
Income (loss) from continuing operations before income taxes					$12,484	$(22,702)	$(10,218)

	Three Months Ended June 30, 2019
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$83,904	$19,998	$—	$—	$103,902	$—	$103,902
Jewelry scrapping sales	13,889	4,323	—	—	18,212	—	18,212
Pawn service charges	58,635	20,345	—	—	78,980	—	78,980
Other revenues	34	67	—	1,270	1,371	—	1,371
Total revenues	156,462	44,733	—	1,270	202,465	—	202,465
Merchandise cost of goods sold	52,855	17,416	—	—	70,271	—	70,271
Jewelry scrapping cost of goods sold	11,599	4,166	—	—	15,765	—	15,765
Other cost of revenues	—	—	—	576	576	—	576
Net revenues	92,008	23,151	—	694	115,853	—	115,853
Segment and corporate expenses (income):
Operations	65,449	18,284	1,368	994	86,095	—	86,095
Administrative	—	—	—	—	—	13,685	13,685
Depreciation and amortization	2,934	1,626	—	72	4,632	2,622	7,254
(Gain) loss on sale or disposal of assets and other	4	(8)	—	6	2	22	24
Interest expense	—	1,491	—	76	1,567	8,265	9,832
Interest income	—	(376)	—	—	(376)	(2,796)	(3,172)
Equity in net income of unconsolidated affiliates	—	—	—	(1,320)	(1,320)	—	(1,320)
Impairment of investment in unconsolidated affiliates	—	—	—	—	—	—	—
Other expense (income)	—	34	—	6	40	(44)	(4)
Segment contribution (loss)	$23,621	$2,100	$(1,368)	$860	$25,213
Income from continuing operations before income taxes					$25,213	$(21,754)	$3,459

	Nine Months Ended June 30, 2020
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$314,059	$79,036	$—	$—	$393,095	$—	$393,095
Jewelry scrapping sales	32,905	8,804	—	—	41,709	—	41,709
Pawn service charges	166,859	50,548	—	—	217,407	—	217,407
Other revenues	107	50	13	3,570	3,740	—	3,740
Total revenues	513,930	138,438	13	3,570	655,951	—	655,951
Merchandise cost of goods sold	202,488	59,223	—	—	261,711	—	261,711
Jewelry scrapping cost of goods sold	25,430	8,099	—	—	33,529	—	33,529
Other cost of revenues	—	69	—	1,024	1,093	—	1,093
Net revenues	286,012	71,047	13	2,546	359,618	—	359,618
Segment and corporate expenses (income):
Operations	201,921	53,493	3,571	3,850	262,835	—	262,835
Administrative	—	—	—	—	—	46,797	46,797
Depreciation and amortization	8,325	5,476	726	60	14,587	8,587	23,174
Loss (gain) on sale or disposal of assets and other	234	(72)	—	(20)	142	1,118	1,260
Interest expense	—	430	—	464	894	15,695	16,589
Interest income	—	(1,161)	—	—	(1,161)	(1,251)	(2,412)
Equity in net loss of unconsolidated affiliates	—	—	—	5,896	5,896	—	5,896
Impairment of goodwill and intangible assets	10,000	35,936	—	1,124	47,060	—	47,060
Other (income) expense	—	(303)	—	14	(289)	7	(282)
Segment contribution (loss)	$65,532	$(22,752)	$(4,284)	$(8,842)	$29,654
Income (loss) from continuing operations before income taxes					$29,654	$(70,953)	$(41,299)

	Nine Months Ended June 30, 2019
	U.S. Pawn	Latin America Pawn	Lana	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$275,639	$70,547	$—	$—	$346,186	$—	$346,186
Jewelry scrapping sales	28,357	9,516	—	—	37,873	—	37,873
Pawn service charges	184,658	59,640	—	—	244,298	—	244,298
Other revenues	125	134	—	4,274	4,533	—	4,533
Total revenues	488,779	139,837	—	4,274	632,890	—	632,890
Merchandise cost of goods sold	172,931	52,252	—	—	225,183	—	225,183
Jewelry scrapping cost of goods sold	23,680	8,968	—	—	32,648	—	32,648
Other cost of revenues	—	—	—	1,467	1,467	—	1,467
Net revenues	292,168	78,617	—	2,807	373,592	—	373,592
Segment and corporate expenses (income):
Operations	200,884	54,703	4,981	6,169	266,737	—	266,737
Administrative	—	—	—	—	—	41,814	41,814
Depreciation and amortization	8,951	4,543	—	190	13,684	7,430	21,114
Loss on sale or disposal of assets and other	2,856	743	—	22	3,621	22	3,643
Interest expense	—	1,570	—	280	1,850	25,362	27,212
Interest income	—	(1,226)	—	—	(1,226)	(8,411)	(9,637)
Equity in net loss of unconsolidated affiliates	—	—	—	(632)	(632)	—	(632)
Impairment of investment in unconsolidated affiliates	—	—	—	19,725	19,725	—	19,725
Other (income) expense	—	(63)	—	290	227	(348)	(121)
Segment contribution (loss)	$79,477	$18,347	$(4,981)	$(23,237)	$69,606
Income from continuing operations before income taxes					$69,606	$(65,869)	$3,737

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Three Months Ended June 30, 2020
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of March 31, 2020	512	493	22	1,027
New locations opened	—	3	—	3
Locations sold, combined or closed	(1)	—	—	(1)
As of June 30, 2020	511	496	22	1,029

	Three Months Ended June 30, 2019
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of March 31, 2019	508	466	24	998
New locations opened	—	4	—	4
Locations acquired	7	—	—	7
Locations sold, combined or closed	(1)	—	(2)	(3)
As of June 30, 2019	514	470	22	1,006

	Nine Months Ended June 30, 2020
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2019	512	480	22	1,014
New locations opened	—	16	—	16
Locations sold, combined or closed	(1)	—	—	(1)
As of June 30, 2020	511	496	22	1,029

	Nine Months Ended June 30, 2019
	U.S. Pawn	Latin America Pawn	Other International	Consolidated

As of September 30, 2018	508	453	27	988
New locations opened	—	12	—	12
Locations acquired	7	5	—	12
Locations sold, combined or closed	(1)	—	(5)	(6)
As of June 30, 2019	514	470	22	1,006
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting principles generally accepted in the United States ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency"). We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzals and other Latin American currencies. We believe that presentation of constant currency results is meaningful and useful in understanding the activities and business metrics of our Latin America Pawn operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and nine months ended June 30 were as follows:

	June 30,		Three Months Ended June 30,		Nine Months Ended June 30,
	2020	2019	2020	2019	2020	2019

Mexican peso	23.1	19.2	23.3	19.1	20.8	19.4
Guatemalan quetzal	7.5	7.5	7.5	7.5	7.5	7.6
Honduran lempira	24.4	24.3	24.4	24.2	24.3	24.1
Peruvian sol	3.5	3.3	3.4	3.3	3.4	3.3
Miscellaneous Non-GAAP Financial Measures

	2020 Q3	2019 Q3

	(in millions)
Net income	$(5.5)	$3.2
Loss from discontinued operations, net of tax	—	0.2
Interest expense	5.4	9.8
Interest income	(0.6)	(3.2)
Income tax expense	(4.8)	0.1
Depreciation and amortization	7.7	7.3
Adjusted EBITDA	$2.2	$17.4

	Income from Continuing Operations, Before Tax	Tax Effect	Net Income from Continuing Operations	Adjusted EBITDA	Continuing Operations Diluted EPS

	(in millions)
2020 Q3 reported	$(10.2)	$4.7	$(5.5)	$2.2	$(0.10)
COVID-19 expenses	0.5	(0.1)	0.4	0.5	0.01
Civil Unrest- asset disposal	0.2	—	0.2	0.2	—
Currency exchange rate fluctuations	0.6	(0.1)	0.5	0.6	0.01
Non-cash net interest expense	3.2	(1.0)	2.2	—	0.04
Civil Unrest- looting	2.2	(0.7)	1.5	2.2	0.03
2020 Q3 adjusted	$(3.5)	$2.8	$(0.7)	$5.7	$(0.01)

	Income from Continuing Operations, Before Tax	Tax Effect	Net Income from Continuing Operations	Adjusted EBITDA	Continuing Operations Diluted EPS

	(in millions)
2019 Q3 reported	$3.5	$(0.1)	$3.4	$17.4	$0.06
Discrete transaction tax adjustment	4.6	(1.9)	2.7	4.6	0.05
Currency exchange rate fluctuation	(0.1)	—	(0.1)	(0.1)	—
Non-cash net interest expense	5.6	(2.8)	2.8	—	0.05
2019 Q3 adjusted*	$13.6	$(4.8)	$8.8	$21.9	$0.16
* During the first quarter of fiscal 2020, we revised the financial information our chief operating decision maker (our chief executive officer) reviews for operational decision-making purposes to include the separate financial results of our Lana business. Our historical segment results have been recast to conform to current presentation including the removal of discretionary strategic investment in digital platform costs in historically adjusted results. We additionally recast certain other adjustments to conform to restated historical results.

2020 Q3:	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Consolidated revenue (three months ended June 30, 2020)	$210.2	4%
Currency exchange rate fluctuations	6.3
Constant currency consolidated revenue (three months ended June 30, 2020)	$216.5	7%

Consolidated net revenue (three months ended June 30, 2020)	$102.2	(12)%
Currency exchange rate fluctuations	3.0
Constant currency consolidated net revenue (three months ended June 30, 2020)	$105.2	(9)%

Consolidated net inventory (three months ended June 30, 2020)	$123.1	(30)%
Currency exchange rate fluctuations	$4.0
Constant currency consolidated net inventory (three months ended June 30, 2020)	$127.1	(28)%

Latin America Pawn net revenue (three months ended June 30, 2020)	$15.5	(33)%
Currency exchange rate fluctuations	2.9
Constant currency Latin America Pawn net revenue (three months ended June 30, 2020)	$18.4	(21)%

Latin America Pawn PLO	$26.4	(37)%
Currency exchange rate fluctuations	3.6
Constant currency Latin America Pawn PLO	$30.0	(28)%

Latin America Pawn PSC revenues (three months ended June 30, 2020)	$11.4	(44)%
Currency exchange rate fluctuations	1.9
Constant currency Latin America Pawn PSC revenues (three months ended June 30, 2020)	$13.3	(35)%

Latin America Pawn merchandise sales (three months ended June 30, 2020)	$20.3	1%
Currency exchange rate fluctuations	3.7
Constant currency Latin America Pawn merchandise sales (three months ended June 30, 2020)	$24.0	20%

Latin America Pawn segment profit before tax (three months ended June 30, 2020)	$(0.7)	(135)%
Currency exchange rate fluctuations	0.3
Constant currency Latin America Pawn segment profit before tax (three months ended June 30, 2020)	$(0.4)	(119)%